[ARTHUR ANDERSEN LETTERHEAD]


                                                    ----------------------------
                                                    Arthur Andersen & Co
                                                    Certified Public Accountants
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                                                    25/F Wing On Centre
                                                    111 Connaught Road Central
                                                    Hong Kong
                                                    852 2852 0222
                                                    852 2815 0548 Fax
                                                    Direct Fax:

July 2, 1997

The Directors
Asia Electronics Holding Co. Inc.
Xianyang Daming Electronic Co., Ltd.
Xianyang Yongxin Electronic Co., Ltd.
Xianyang Dnon Tech Special Electro Technique Co., Ltd.
Yantai Daewoo Electronic Components Co., Ltd.
70 Weiyang Road West
Xianyang
The People's Republic of China



Dear Sirs,

     As independent public accountants, we hereby consent to the incorporation of our reports dated July 2, 1997 included in Asia Electronics Holdings Co. Inc.'s Form F-1 dated July 2, 1997 and to all the references to our Firm included in this registration statement.


Very truly yours,



/s/ Arthur Andersen & Co.